                                 RULE 424(b)(3)
                       TO REGISTRATION STATEMENT 333-69830

                            FALCONSTOR SOFTWARE, INC.
                       SUPPLEMENT DATED NOVEMBER 16, 2005
                                       TO
                        PROSPECTUS DATED OCTOBER 19, 2001

         The   following   information   amends  and   restates   the   "Selling
Stockholders"  table  contained in the  Prospectus  dated  October 19, 2001,  as
supplemented   on  December  4,  2002,  June  23,  2003  and  November  4,  2004
("Prospectus")  relating to the sale of an  aggregate  of  28,247,984  shares of common stock,  $.001 par value ("Common  Stock"),  by certain persons  ("Selling
Stockholders").  All  capitalized  terms  used  herein  which are not  otherwise defined  have the  meaning  ascribed  to them in the  Prospectus.  The  "Selling
Stockholders"  table is being amended  primarily to reflect a charitable gift of
100,000  shares by Barry  Rubenstein  to the North Shore - L.I.J.  Health System
Foundation.  Accordingly,  the number of shares held by Mr.  Rubenstein  and the number of shares to be sold by Mr.  Rubenstein  pursuant to the Prospectus shall be reduced by 100,000 and the North Shore - L.I.J.  Health System Foundation may
sell up to 100,000 shares of Common Stock pursuant to the Prospectus.  The North
Shore - L.I.J. Health System Foundation owns no other shares of Common Stock and has not been an officer,  director or employee of the Company for the past three years. The North Shore - L.I.J. Health System Foundation previously sold 300,000 shares  of  Common  Stock  pursuant  to the  Prospectus.  In  addition,  certain information  in the Selling  Stockholders  table has changed since the effective date of the Registration Statement underlying the Prospectus.

                              SELLING STOCKHOLDERS

         The  following  list of Selling  Stockholders  includes,  the number of shares of Common  Stock  beneficially  owned,  the  maximum  number of shares of
Common  Stock to be sold in the  Offering  by the Selling  Stockholders  and the number  of  shares  of  Common  Stock to be  beneficially  owned by the  Selling
Stockholders  after  the  Offering  (assuming  sale of such  maximum  number  of shares). We have 47,719,498 shares of Common Stock outstanding as of October 26,
2005. The number of shares to be sold or have been sold in the Offering includes
28,247,984  shares of Common Stock.  The shares being offered  hereby  primarily relate to the resale of shares of Common Stock,  by our affiliates or affiliates of FalconStor,  Inc., which were acquired in the merger between FalconStor, Inc.
and us.

         A  Selling  Stockholder  may sell all or part of the  shares  of Common
Stock registered for its account hereunder. To the extent that, pursuant to Rule
13d-3 of the Securities  Exchange Act of 1934, as amended, a Selling Stockholder may be deemed to be the  beneficial  owner of shares  held by one or more  other beneficial  owners of Common  Stock,  we have included all of such shares in the information presented in the table.

                                                       Percent            Maximum
                                   Shares              Beneficially       Number of         Shares to be       Percent to be
                                   Beneficially        Owned Prior        Shares to be      Beneficially       Beneficially
                                   Owned Prior to      to this            Offered for       Owned after        Owned after
                                   this Offering(1)    Offering(1)        Resale            this Offering(1)   this Offering(1)
                                   ----------------    -----------        ------            ----------------   ----------------

ReiJane Huai (2)
c/o FalconStor Software, Inc.       10,804,460 (2)        22.6%           10,804,460 (2)            0              N/A
2 Huntington Quadrangle
Melville New York 11747

The 2002 ReiJane Huai                   43,700             *                  43,700                0              N/A
Revocable Trust
3 Carlisle Drive
Old Brookville, NY  11545

Barry Rubenstein (3)                 6,543,053            13.7%            6,543,053                0              N/A
68 Wheatley Road
Brookville, NY  11545

North Shore - L.I.J. Health            100,000             *                 100,000                0              N/A
System Foundation
125 Community Drive
Great Neck, New York  11021

Brookwood Partners, L.P. (4)           395,217             *                 395,217                0              N/A
68 Wheatley Road
Brookville, NY  11545

Seneca Ventures (4)                    642,453             1.3%              642,453                0              N/A
68 Wheatley Road
Brookville, NY  11545

                                                       Percent            Maximum
                                   Shares              Beneficially       Number of         Shares to be       Percent to be
                                   Beneficially        Owned Prior        Shares to be      Beneficially       Beneficially
                                   Owned Prior to      to this            Offered for       Owned after        Owned after
                                   this Offering(1)    Offering(1)        Resale            this Offering(1)   this Offering(1)
                                   ----------------    -----------        ------            ----------------   ----------------

Wheatley Associates III, LP (6)      1,962,836             4.1%            1,962,836                0              N/A
68 Wheatley Road
Brookville, NY  11545

Wheatley Foreign Partners III,       1,962,836             4.1%            1,962,836                0              N/A
L.P. (6)
68 Wheatley Road
Brookville, NY  11545

Wheatley Partners III, L.P. (5)      1,962,836             4.1%            1,962,836                0              N/A
68 Wheatley Road
Brookville, NY  11545

Wheatley Foreign Partners,             525,059             1.1%              525,059                0              N/A
L.P. (6)
68 Wheatley Road
Brookville, NY 11545

Wheatley Partners, L.P. (6)            525,059             1.1%              525,059                0              N/A
68 Wheatley Road
Brookville, NY  11545

Wheatley Partners II, L.P. (4)         180,089             *                 180,089                0              N/A
68 Wheatley Road
Brookville, NY  11545

Woodland Partners (4)                  692,983             1.5%              692,983                0              N/A
68 Wheatley Road
Brookville, NY  11545

Woodland Venture Fund (4)              743,513             1.6%              743,513                0              N/A
68 Wheatley Road
Brookville, NY  11545

Irwin Lieber (7)                     4,602,689             9.6%            4,602,689                0              N/A
80 Cuttermill Road, Suite 311
Great Neck, NY  11021

Barry Fingerhut (8)                  3,157,664             6.6%            3,000,164          157,500               *
767 Fifth Avenue, 45th Floor
New York, NY  10153

Nancy Casey (9)                      2,057,580             4.3%            2,057,580                0              N/A
10836 Pleasant Hill Drive
Potomac, MD  20854

                                                       Percent            Maximum
                                   Shares              Beneficially       Number of         Shares to be       Percent to be
                                   Beneficially        Owned Prior        Shares to be      Beneficially       Beneficially
                                   Owned Prior to      to this            Offered for       Owned after        Owned after
                                   this Offering(1)    Offering(1)        Resale            this Offering(1)   this Offering(1)
                                   ----------------    -----------        ------            ----------------   ----------------

Applegreen Partners (4)                259,868             *                 259,868                0              N/A
271 Hamilton Road
Chappaqua, NY  10514

Seth Lieber (10)                     3,014,474             6.3%            3,014,474                0              N/A
200 East 72 Street, PH N
New York, NY  10021

Jonathan Lieber (11)                 2,927,852             6.1%            2,927,852                0              N/A
271 Hamilton Road
Chappaqua, NY  10514

Marilyn Rubenstein (12)              2,475,424             5.2%            2,475,424                0              N/A
c/o Barry Rubenstein
68 Wheatley Road
Brookville, NY  11545

Lawrence S. Dolin (13)                 110,311             *                  40,000           70,311               *
c/o FalconStor Software, Inc.
2 Huntington Quadrangle
Melville, NY  11747

Steven A. Fischer (14)                  74,811             *                   2,500           72,311               *
245 Jerome Street
Syosset, NY  11791

Glenn Penisten (15)                    612,654             1.3%              225,908          406,925               *
11651 Brooks Road
Windsor, CA  95492

Wayne Lam (16)                         566,346             1.2%                3,537          562,809             1.2%
c/o FalconStor Software, Inc.
2 Huntington Quadrangle
Melville, NY  11747

----------------------------------
* Less than one percent

(1)      A person is deemed to be the beneficial owner of voting securities that can be  acquired  by such  person  within 60 days after the date hereof upon the exercise of options, warrants or convertible securities.  Each beneficial owner's percentage  ownership is determined by assuming that options,  warrants  or  convertible  securities  that  are held by such person (but not those held by any other  person) and that are currently exercisable  (i.e.,  that are exercisable  within 60 days from the date hereof) have been exercised.  Unless  otherwise  noted, we believe that all persons  named in the table have sole voting and  investment  power with respect to all shares beneficially owned by them.

(2)      Based  upon  information  contained  in a  Form  5  and  certain  other information.  Includes 43,700 shares held by The ReiJane Huai Revocable
         Trust (the  "Trust").  Mr. Huai disclaims  beneficial  ownership of the shares  held by the  Trust.  Since  August  2001,  Mr.  Huai has been a
         Director and our President and Chief Executive Officer. Mr. Huai joined
         FalconStor,  Inc. in July 2000 as a director,  and subsequently  became its president and chief executive officer in December 2000.

(3)      Based upon  information  contained  in a report on a Schedule  13D (the
         "Wheatley 13D") filed jointly by Barry Rubenstein,  Brookwood Partners,
         L.P.  ("Brookwood"),  Seneca Ventures  ("Seneca"),  Wheatley Associates
         III, L.P.  ("Wheatley  Associates"),  Wheatley Foreign  Partners,  L.P.
         ("Wheatley  Foreign"),  Wheatley Foreign Partners III, L.P.  ("Wheatley
         Foreign III"), Wheatley Partners, L.P. ("Wheatley"),  Wheatley Partners
         II, L.P. ("Wheatley II"), Wheatley Partners III, L.P. ("Wheatley III"),
         Woodland Partners, Woodland Venture Fund ("Woodland Fund"), and certain other entities with the SEC, and a Form 4 filed by Mr.  Rubenstein with the SEC as well as certain other information. Consists of (i) 1,400,903 shares of Common Stock held by Mr.  Rubenstein,  (ii) 395,217 shares of common stock held by Brookwood,  (iii)  642,453  shares of common stock held by Seneca,  (iv)  299,809  shares of common stock held by Wheatley
         Associates, (v) 41,008 shares of common stock held by Wheatley Foreign,
         (vi) 293,012 shares of common stock held by Wheatley Foreign III, (vii)
         484,051 shares of common stock held by Wheatley,  (viii) 180,089 shares of common  stock held by Wheatley II, (ix)  1,370,015  shares of common stock held by Wheatley III, (x) 692,983  shares of common stock held by
         Woodland  Partners  and (xi)  743,513  shares of common  stock  held by
         Woodland  Fund.  Does not include  1,258 shares of common stock held by
         Mr. Rubenstein's spouse,  Marilyn Rubenstein.  Mr. Rubenstein disclaims beneficial  ownership  of the  securities  held by  Wheatley,  Wheatley
         Foreign,  Wheatley II,  Wheatley III,  Wheatley  Foreign III,  Wheatley
         Associates,  Seneca, Woodland Ventures, Woodland Partners and Brookwood
         except to the extent of his respective equity interest therein.

(4)      Based upon information  contained in the Wheatley 13D and certain other information.

(5)      Based upon information  contained in the Wheatley 13D.  Consists of (i)
         299,809  shares of  common  stock  held by  Wheatley  Associates,  (ii)
         293,012  shares of common stock held by Wheatley  Foreign III and (iii)
         1,370,015  shares  of  common  stock  held by  Wheatley  III.  Wheatley
         Associates  disclaims  beneficial  ownership of the securities  held by
         Wheatley  Foreign III and Wheatley III.  Wheatley Foreign III disclaims beneficial  ownership of the securities held by Wheatley Associates and
         Wheatley  III.  Wheatley  III  disclaims  beneficial  ownership  of the securities held by Wheatley Associates and Wheatley Foreign III.

(6)      Based upon information  contained in the Wheatley 13D and certain other information.  Consists of (i) 41,008 held by Wheatley Foreign, and (ii)
         484,051  held  by  Wheatley.   Wheatley  Foreign  disclaims  beneficial
         ownership of the  securities  held by Wheatley  and Wheatley  disclaims beneficial ownership of the shares held by Wheatley Foreign.

(7)      Based upon information  contained in the Wheatley 13D and certain other information.  Consists of (i) 1,934,705  shares of Common Stock held by
         Irwin  Lieber,  (ii)  484,051  shares of Common Stock held by Wheatley,

         (iii)  41,008  shares of Common  Stock held by Wheatley  Foreign,  (iv)
         180,089  shares of Common  Stock held by  Wheatley  II,  (v)  1,370,015 shares of Common Stock held by Wheatley  III,  (vi)  293,012  shares of
         Common Stock held by Wheatley  Foreign III, and (vii) 299,809 shares of
         Common  Stock  held  by  Wheatley  Associates.   Mr.  Lieber  disclaims
         beneficial  ownership  of the  securities  held by  Wheatley,  Wheatley
         Foreign,  Wheatley II, Wheatley III,  Wheatley Foreign III and Wheatley
         Associates,  except to the extent of his  respective  equity  interests therein.

(8)      Based upon information  contained in the Wheatley 13D and certain other information.  Consists  of (i) 469,680  shares of Common  Stock held by
         Barry Fingerhut,  (ii) 484,051 shares of Common Stock held by Wheatley,
         (iii)  41,008  shares of Common  Stock held by Wheatley  Foreign,  (iv)
         180,089  shares of Common  Stock held by  Wheatley  II,  (v)  1,370,015 shares of Common Stock held by Wheatley  III,  (vi)  293,012  shares of
         Common Stock held by Wheatley  Foreign  III,  (vii)  299,809  shares of
         Common Stock held by Wheatley Associates, and (viii) 20,000 shares held by a  partnership  in which Mr.  Fingerhut  is a general  partner.  Mr.
         Fingerhut  disclaims  beneficial  ownership of the  securities  held by
         Wheatley, Wheatley Foreign, Wheatley II, Wheatley III, Wheatley Foreign
         III, Wheatley  Associates and the partnership,  except to the extent of his respective equity interests therein.  Does not include 5,000 shares held by the spouse of Mr. Fingerhut.

(9)      Based upon information  contained in the Wheatley 13D and certain other information.  Consists  of (i)  94,744  shares of Common  Stock held by
         Nancy Casey and her husband, as joint tenants, (ii) 1,370,015 shares of
         Common Stock held by Wheatley III, (iii) 293,012 shares of Common Stock held by Wheatley  Foreign III, and (iv) 299,809  shares of Common Stock held by Wheatley  Associates.  Ms. Casey disclaims beneficial ownership of the  securities  held by  Wheatley  III,  Wheatley  Foreign  III and
         Wheatley  Associates,  except to the  extent of her  respective  equity interests therein.

(10)     Based upon information  contained in the Wheatley 13D and certain other information. Consists of (i) 86,622 shares of Common Stock held by Seth
         Lieber,  (ii) 484,051  shares of Common  Stock held by Wheatley,  (iii)
         41,008  shares of Common Stock held by Wheatley  Foreign,  (iv) 180,089 shares of Common  Stock held by Wheatley  II, (v)  1,370,015  shares of
         Common Stock held by Wheatley III, (vi) 293,012  shares of Common Stock held by Wheatley  Foreign III, and (vii) 299,809 shares of Common Stock held by Wheatley  Associates  and (viii) 259,868 shares of Common Stock held by Applegreen.  Mr. Lieber disclaims  beneficial  ownership of the securities held by Wheatley,  Wheatley  Foreign,  Wheatley II, Wheatley
         III, Wheatley Foreign III, Wheatley  Associates and Applegreen,  except to the extent of his respective equity interests therein.

(11)     Based upon information  contained in the Wheatley 13D and certain other information.  Consists  of (i) 484,051  shares of Common  Stock held by
         Wheatley,  (ii) 41,008 shares of Common Stock held by Wheatley Foreign,
         (iii)  180,089  shares  of  Common  Stock  held by  Wheatley  II,  (iv)
         1,370,015  shares of Common  Stock held by  Wheatley  III,  (v) 293,012 shares of Common  Stock held by Wheatley  Foreign III, and (vi) 299,809 shares of Common Stock held by Wheatley  Associates  and (vii)  259,868 shares  of  Common  Stock  held by  Applegreen.  Mr.  Lieber  disclaims beneficial  ownership  of the  securities  held by  Wheatley,  Wheatley
         Foreign,  Wheatley II,  Wheatley III,  Wheatley  Foreign III,  Wheatley
         Associates  and  Applegreen,  except to the  extent  of his  respective equity interests therein.

(12)     Based upon information  contained in the Wheatley 13D and certain other information.  Consists  of (i) 1,258  shares of  Common  Stock  held by
         Marilyn Rubenstein, (ii) 642,453 shares of Common Stock held by Seneca,
         (iii)  743,513  shares of Common Stock held by Woodland  Venture,  (iv)
         692,983  shares of  Common  Stock  held by  Woodland  Partners  and (v)
         395,217 of Common Stock held by Brookwood.  Mrs.  Rubenstein  disclaims beneficial  ownership  of  the  securities  held  by  Seneca,  Woodland
         Venture,  Woodland Partners and Brookwood,  except to the extent of her respective equity interests therein.  Does not include 1,800,903 shares of Common Stock held by Mrs. Rubenstein's spouse, Barry Rubenstein.

(13)     Based  on  information  contained  in Forms 4 filed  by Mr.  Dolin  and certain  other  information.  Consists  of (i)  40,000  shares  held by
         Northern Union Club and (ii) presently  exercisable  options or options exercisable  within 60 days hereof to purchase 70,311 shares. Mr. Dolin is a general partner of Mordo  Partners,  which is a general partner of
         Northern Union Club. Mr. Dolin  disclaims  beneficial  ownership of the securities  held by Northern  Union  Club,  except to the extent of his respective  equity interests  therein.  Mr. Dolin joined the Company in
         August 2001 as a director.

(14)     Based upon  information  contained in Forms 4 filed by Mr.  Fischer and certain other information.  Includes presently  exercisable  options or options  exercisable  within 60 days hereof to purchase  55,311 shares.
         Excludes  1,000 shares of common stock held by Mr. Fischer as custodian for his daughter.  Mr.  Fischer  joined the Company in August 2001 as a director.

(15)     Based upon  information  contained in the Form 4 filed by Mr.  Penisten and certain other information.  Includes 180,464 shares of common stock held by Lazy P Investors, L.P. and an option to purchase 386,667 shares of common stock within 60 days.  Mr.  Penisten is a general  partner of
         Lazy P Investors, L.P.

(16)     Based upon  information  contained in the Form 4 filed by Mr. Wayne Lam and certain other  information.  Includes  options to purchase  505,843 shares of common stock. Mr. Wayne Lam joined FalconStor,  Inc. in April
         2000 as Vice President,  Marketing and is currently a Vice President of the Company.

         The following table names the ultimate  beneficial owners of the shares of our Common Stock for those Selling Stockholders that are not individuals.

NAME OF THE ENTITY                        INFORMATION

Brookwood Partners, L.P.              Mr. Barry Rubenstein
                                      Mrs. Marilyn Rubenstein

Seneca Ventures                       Mr. Barry Rubenstein

Wheatley Associates III, L.P.         Mr. Barry Rubenstein
                                      Mr. Irwin Lieber
                                      Mr. Barry Fingerhut
                                      Mr. Jonathan Lieber
                                      Mr. Seth Lieber
                                      Ms. Nancy Casey

Wheatley Foreign Partners, L.P.       Mr. Barry Rubenstein
                                      Mr. Irwin Lieber
                                      Mr. Barry Fingerhut
                                      Mr. Jonathan Lieber
                                      Mr. Seth Lieber

Wheatley Foreign Partners III, L.P.   Mr. Barry Rubenstein
                                      Mr. Irwin Lieber
                                      Mr. Barry Fingerhut
                                      Mr. Jonathan Lieber
                                      Mr. Seth Lieber
                                      Ms. Nancy Casey

Wheatley Partners, L.P.               Mr. Barry Rubenstein
                                      Mr. Irwin Lieber
                                      Mr. Barry Fingerhut
                                      Mr. Jonathan Lieber
                                      Mr. Seth Lieber

Wheatley Partners II, L.P.            Mr. Barry Rubenstein
                                      Mr. Irwin Lieber
                                      Mr. Barry Fingerhut
                                      Mr. Jonathan Lieber
                                      Mr. Seth Lieber

Wheatley Partners III, L.P.           Mr. Barry Rubenstein
                                      Mr. Irwin Lieber
                                      Mr. Barry Fingerhut
                                      Mr. Jonathan Lieber
                                      Mr. Seth Lieber
                                      Ms. Nancy Casey

Woodland Partners                     Mr. Barry Rubenstein
                                      Mrs. Marilyn Rubenstein

Woodland Venture Fund                 Mr. Barry Rubenstein

Applegreen Partners                   Mr. Seth Lieber
                                      Mr. Jonathan Lieber